                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ESSEX INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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

                           ESSEX INTERNATIONAL INC.
                               1601 WALL STREET
                             FORT WAYNE, IN 46802

                                                                 March 26, 1998

Dear Stockholder:

  I am pleased to invite you to attend the first annual meeting of stockholders of Essex International Inc. (the "Company") to be held on Wednesday, April 29, 1998 at 11:00 a.m. local time, at the Grand Wayne Center, 120 West Jefferson Blvd., Fort Wayne, Indiana.

  At this meeting, you will be asked to consider and vote upon (i) the election of two directors of the Company and (ii) a proposal to approve the Company's 1997 Stock Option Plan for Nonemployee Directors.

  The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and invites you to attend the annual meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and we ask that you take a moment to sign, date and mail the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting.

  We thank you for your support.

                                          Very truly yours,

                                          Steven R. Abbott
                                          President and Chief Executive
                                           Officer

                           ESSEX INTERNATIONAL INC.
                               1601 WALL STREET
                             FORT WAYNE, IN 46802

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON APRIL 29, 1998

To the Stockholders of Essex International Inc.

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Essex International Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, April 29, 1998 at 11:00 a.m. local time, at the Grand Wayne Center, 120 West Jefferson Blvd., Fort Wayne, Indiana, for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

    1. To elect two directors of the Company;

    2. To approve the Company's 1997 Stock Option Plan for Nonemployee
  Directors;

    3. To transact any other business that may properly come before the annual meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

                                          By Order of the Board of Directors,

                                          Debra F. Minott
                                          Secretary

Fort Wayne, Indiana
March 26, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE ENCLOSED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). IF YOU ATTEND THE MEETING IN PERSON, YOU CAN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                           ESSEX INTERNATIONAL INC.
                               1601 WALL STREET
                             FORT WAYNE, IN 46802

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 29, 1998

  This Proxy Statement is being furnished to the stockholders of Essex International Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Company, for use at the annual meeting of stockholders to be held on Wednesday, April 29, 1998 at 11:00 a.m. local time, at the Grand Wayne Center, 120 West Jefferson Blvd., Fort Wayne, Indiana and at any and all adjournments or postponements thereof.

  The stockholders of record at the close of business on March 13, 1998 will be entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof. As of March 13, 1998, there were issued and outstanding, 30,152,819 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), the only class of voting securities outstanding. The stockholders of record will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all the outstanding shares of Common Stock constitutes a quorum and is required to be present in person or represented by proxy to conduct business at the annual meeting.

  A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the annual meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone, facsimile, or similar means by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding solicitation materials to their principals. All solicitation expenses, including the costs of preparing, assembling and mailing proxy material, will be borne by the Company. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about March 26, 1998.

  Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them (i) in favor of Rodney A. Cohen and Stuart S. Janney, III for election as directors and (ii) in favor of the Company's 1997 Stock Option Plan for Nonemployee Directors (the "Directors' Stock Option Plan"). The Board of Directors does not know of any other matters that may be presented for consideration at the annual meeting. However, if other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

  If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required to approve the Directors' Stock Option Plan. Abstentions from voting on a proposal by those present in person at the meeting or represented by proxy and entitled to vote will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on a proposal.

                                    GENERAL

  Essex International Inc. is a holding company whose operations are conducted solely through Essex Group, Inc. ("Essex"), its wholly owned subsidiary. Where the context requires, "Company" includes Essex

International Inc. and its consolidated subsidiaries, including Essex. The Company was acquired (the "Acquisition") in a merger in October 1992 by certain of its existing and former stockholders. On May 1, 1997, the Company completed an initial public offering (the "IPO") and on October 3, 1997 completed a follow-on secondary offering (together with the IPO, the "Offerings"). The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") with the trading symbol "SXC."

  The Company's principal executive offices are located at 1601 Wall Street, Fort Wayne, Indiana 46802, telephone (219) 461-4000.

                       PROPOSAL I: ELECTION OF DIRECTORS

  The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as a director of each of Rodney A. Cohen and Stuart S. Janney, III, who are each now a director of the Company, unless authority to vote for the election of such nominee is withheld by marking the proxy to that effect.

  Pursuant to the Company's Second Amended and Restated Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes (Classes A, B and C), as nearly equal in number as possible. Each director serves for three years, with one class of directors being elected each year. Mr. Cohen and Mr. Janney are the only directors designated as Class A directors, whose terms expire at the 1998 annual meeting. The enclosed proxy cannot be voted for more than two persons.

  If Proposal I is approved, Rodney A. Cohen and Stuart S. Janney, III will be elected as directors for a term of three years, expiring at the annual meeting of stockholders to be held in the year 2001.

  It is expected that each of the nominees will be able to serve, but if either of the nominees is unable or declines to serve, the persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board or, if no other person is nominated, to vote such shares only for the remaining nominee. Each nominee has indicated a willingness to serve as a director if elected and the Company has no reason to believe that either nominee will be unable or will decline to serve if elected.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF RODNEY A. COHEN AND STUART S. JANNEY, III AS DIRECTORS.

                      INFORMATION WITH RESPECT TO NOMINEES

                         AGE (AS OF YEAR FIRST
                          MARCH 1,   ELECTED                  BUSINESS EXPERIENCE
          NAME             1998)     DIRECTOR              AND CURRENT DIRECTORSHIPS
          ----           ---------- ----------             -------------------------
Rodney A. Cohen.........     36        1996    Mr. Cohen is the sole shareholder and president of
                                               a corporation that is a manager of the limited
                                               liability company that is the general partner of
                                               Bessemer Holdings, L.P. ("BHLP"), Bessec Holdings,
                                               L.P. ("Bessec", and together with BHLP, the "BH
                                               Group"). From July 1993 to December 1997, Mr.
                                               Cohen was a principal, and since January 1998 Mr.
                                               Cohen has been the sole shareholder of a
                                               corporation that is a general partner, of a
                                               partnership affiliated with BH Group, to which
                                               Essex and the Company paid the fees described in
                                               "Certain Transactions--Advisory Services." From
                                               September 1991 to July 1993, he was a principal of
                                               Bessemer Securities Corporation ("BSC"), a
                                               principal limited partner in the partnerships
                                               comprising the BH Group. Mr. Cohen is a director
                                               of a number of private companies.
Stuart S. Janney, III...     49        1997    Mr. Janney was elected in January 1995 as Chairman
                                               of the Board of Directors of BSC, the Bessemer
                                               Group Incorporated, Bessemer Trust Company, N.A.
                                               and Bessemer Trust Company of Florida. He was
                                               elected Chairman of the Board of Managers of
                                               Bessemer Securities LLC ("BSLLC") in June 1996.
                                               BSLLC is a principal limited partner in one of,
                                               and BSC is a principal limited partner in, the
                                               partnerships comprising the BH Group. Prior to
                                               January 1995, Mr. Janney was with Alex. Brown &
                                               Sons Incorporated, where he spent nine years, most
                                               recently as Managing Director and head of asset
                                               management. Mr. Janney is a director of Graphic
                                               Controls Corporation, a medical products company,
                                               and a number of other private companies,
                                               foundations and institutions.

                 INFORMATION WITH RESPECT TO CURRENT DIRECTORS

Steven R. Abbott........     50        1996    Mr. Abbott was appointed President and Chief
                                               Executive Officer of the Company and Essex in
                                               February 1996. He was President of the Wire and
                                               Cable Sector of Essex from September 1995 to
                                               February 1996 and President of the Wire and Cable
                                               Division of Essex from September 1993 to September
                                               1995. Mr. Abbott was President of the Magnet Wire
                                               and Insulation Division from 1987 to 1993 and has
                                               been employed by Essex since 1967. Mr. Abbott is a
                                               Class C director whose term will expire at the
                                               Company's annual meeting of stockholders to be
                                               held in the year 2000.
W.L. Lyons Brown, Jr....     61        1997    Mr. Brown served as Chairman of the Board of
                                               Brown-Forman Corporation ("Brown-Forman"), a
                                               diversified producer and marketer of fine consumer
                                               products, until his retirement in 1995 and
                                               remained a director thereof until 1996. He served
                                               as Chief Executive Officer of Brown-Forman from
                                               1975 until 1993. Mr. Brown is a director of the
                                               Pennzoil Company and Westvaco Corporation. He is
                                               also Chairman of the Board of Trustees of the
                                               Winterthur Museum and is a

                         AGE (AS OF YEAR FIRST
                          MARCH 1,   ELECTED                  BUSINESS EXPERIENCE
NAME                       1998)     DIRECTOR              AND CURRENT DIRECTORSHIPS
----                     ---------- ----------             -------------------------
                                               member of the Board of Trustees of the World
                                               Monuments Fund as well as the Alumni Board of
                                               Trustees of the University of Virginia Endowment
                                               Fund. Mr. Brown from time to time consults with
                                               the BH Group, for which he does not receive any
                                               consideration, with respect to potential
                                               investment opportunities and is also a shareholder
                                               of other companies controlled by the BH Group. Mr.
                                               Brown is a Class C director whose term will expire
                                               at the Company's annual meeting of stockholders to
                                               be held in the year 2000.
Edward O. Gaylord.......     65        1997    Mr. Gaylord has served as the Chairman of the
                                               Board of EOTT Energy Corp., an oil trading and
                                               transportation firm, since January 1993 and also
                                               operates Gaylord & Company, a private venture
                                               capital firm based in Houston, Texas. He served as
                                               Chairman and Chief Executive Officer of Presto
                                               Industries, Inc., a plastics manufacturer, from
                                               1985 to 1988. Mr. Gaylord is a director of the
                                               Houston Branch of the Federal Reserve Bank of
                                               Dallas, Imperial Holly Corporation, Kinder Morgan
                                               G.P. Inc., Seneca Foods Corporation and the
                                               National Museum of Natural History, Smithsonian
                                               Institution, and a trustee of MD Anderson
                                               Hospital, Baylor College of Medicine and the
                                               Houston Ballet. Mr. Gaylord is a Class C director
                                               whose term will expire at the Company's annual
                                               meeting of stockholders to be held in the year
                                               2000.
Robert D. Lindsay.......     43        1992    Mr. Lindsay is the sole shareholder and president
                                               of a corporation that is a principal manager of
                                               the limited liability company that is the general
                                               partner of the partnerships comprising the BH
                                               Group and certain affiliated investment
                                               partnerships. He is also the sole shareholder of a
                                               corporation that is a managing general partner of
                                               the partnership affiliated with BH Group to which
                                               the Company paid the fees described in "Certain
                                               Transactions--Advisory Services." Mr. Lindsay was
                                               a Managing Director of BSC from January 1991 to
                                               June 1993. Mr. Lindsay is a director of several
                                               private companies. Mr. Lindsay is a Class B
                                               director whose term will expire at the Company's
                                               annual meeting of stockholders to be held in 1999.
Ward W. Woods...........     55        1992    Mr. Woods is Chairman of the Board of Directors of
                                               the Company. Mr. Woods is the sole shareholder and
                                               president of a corporation that is a principal
                                               manager of the limited liability company that is
                                               general partner of each of the partnerships
                                               comprising the BH Group. He is also the sole
                                               shareholder of a corporation that is a managing
                                               general partner of the partnership affiliated with
                                               BH Group to which the Company paid the fees
                                               described in "Certain Transactions--Advisory
                                               Services." Mr. Woods is President and Chief
                                               Executive Officer of BSLLC and BSC. Mr. Woods
                                               joined BSC in 1989. He is a director of Boise
                                               Cascade Corporation, Graphic Controls Corporation,
                                               Kelley Oil & Gas Corporation and several private
                                               companies. Mr. Woods is a Class B director whose
                                               term will expire at the Company's annual meeting
                                               of stockholders to be held in 1999.

                         BOARD AND COMMITTEE MEETINGS

  The Board of Directors held five meetings during 1997. There are also four committees of the Board, the functions of each of which are more fully described below.

  The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary in between meetings of the Board of Directors. The Executive Committee did not meet during 1997 but approved various actions pursuant to written consents. The current members of the Executive Committee are Messrs. Abbott, Lindsay and Woods.

  The Compensation Committee has the responsibility of reviewing the performance of the executive officers of the Company (other than the Chief Executive Officer) and approving annual salary and bonus amounts for executive officers of the Company (other than the Chief Executive Officer), based in part on the recommendation of the Chief Executive Officer. The Compensation Committee may also make recommendations to the Stock Option Committee concerning awards of options to purchase Common Stock ("Options") to employees of the Company, including awards to executive officers. The Compensation Committee held two meetings during 1997. The current members of the Compensation Committee are Messrs. Brown, Cohen, Lindsay and Woods.

  The Stock Option Committee has the responsibility of (i) reviewing recommendations of the Compensation Committee for the award of Options and
(ii) approving the award of Options. The Stock Option Committee also reviews the performance of the Chief Executive Officer and sets annual salary and bonus amounts for the Chief Executive Officer. The Stock Option Committee consists of at least two directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Stock Option Committee did not meet during 1997. The current members of the Stock Option Committee are Messrs. Brown, Gaylord and Janney.

  The Audit Committee has the responsibility of reviewing and supervising the financial controls of the Company. The Audit Committee's responsibilities include (i) making recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, (ii) reviewing significant audit and accounting policies and practices of the Company, (iii) meeting with the Company's independent auditors concerning, among other things, the scope of audits and reports and
(iv) reviewing the performance of overall accounting and financial controls of the Company. The Audit Committee held two meetings during 1997. The current members of the Audit Committee are Messrs. Brown, Gaylord and Janney.

  The Company has no standing Nomination Committee.

  During 1997, each member of the Board attended at least 75% of the meetings of the Board and any committees on which he served that were held during the time he served.

                                   MANAGEMENT

EXECUTIVE OFFICERS

  Set forth below is certain information regarding the executive officers of the Company.

                           AGE (AS OF               POSITION WITH THE COMPANY
          NAME           MARCH 1, 1998)           AND OTHER BUSINESS EXPERIENCE
          ----           --------------           -----------------------------
Steven R. Abbott........       50       See biography in "Information With Respect to
                                        Current Directors."
Robert J. Faucher.......       53       Mr. Faucher was appointed Executive Vice President
                                        of the Company in March 1997. He was appointed
                                        Executive Vice President of Essex in September
                                        1995. Mr. Faucher was President of the Engineered
                                        Products Division of Essex from January 1992 to
                                        September 1995 and Vice President, Operations in
                                        the Industrial Products Division of Essex from
                                        June 1988 to January 1992. Mr. Faucher joined
                                        Essex in 1985 as Vice President, Planning.
Dominic A. Lucenta......       44       Mr. Lucenta was appointed Senior Vice President of
                                        the Company in March 1997. He was appointed Senior
                                        Vice President in charge of Human Resources of
                                        Essex in April 1994. From October 1992 to April
                                        1994 he was Vice President of Human Resources and
                                        from 1990 to 1992 he was Director of Human
                                        Resources for various divisions of Essex. Mr.
                                        Lucenta joined Essex in 1979.
Charles W. McGregor.....       56       Mr. McGregor was appointed Executive Vice
                                        President of the Company in March 1997. He was
                                        appointed Executive Vice President of Essex in
                                        October 1996. Mr. McGregor was President of the
                                        Magnet Wire and Insulation Sector of Essex from
                                        September 1995 to October 1996. He was President
                                        of the Magnet Wire and Insulation Division of
                                        Essex from September 1993 to September 1995 and
                                        prior to that was Director of Manufacturing for
                                        the Division from 1987 to 1993. Mr. McGregor
                                        joined Essex in 1970.
Debra F. Minott.........       42       Ms. Minott was appointed Senior Vice President of
                                        the Company in March 1997 and was appointed Vice
                                        President, General Counsel and Secretary of the
                                        Company in April 1995. She was appointed Senior
                                        Vice President and General Counsel of Essex in
                                        October 1994 and was appointed Secretary of Essex
                                        in April 1995. Ms. Minott joined Essex in 1994.
                                        From September 1983 to October 1994, Ms. Minott
                                        held various legal positions at Eli Lilly &
                                        Company.
Curtis A. Norton........       51       Mr. Norton was appointed Senior Vice President of
                                        the Company in March 1997. He was appointed Senior
                                        Vice President in charge of Corporate Support
                                        Operations of Essex in April 1996. Mr. Norton was
                                        Vice President of Corporate Support Operations
                                        from September 1995 to April 1996. He was Vice
                                        President of Purchasing from April 1994 to
                                        September 1995 and Director of Purchasing from
                                        1989 to 1994. Mr. Norton joined Essex in 1981.

                           AGE (AS OF               POSITION WITH THE COMPANY
          NAME           MARCH 1, 1998)           AND OTHER BUSINESS EXPERIENCE
          ----           --------------           -----------------------------
David A. Owen...........       52       Mr. Owen was appointed Executive Vice President of
                                        the Company in March 1997. He was appointed Vice
                                        President, Treasurer and Chief Financial Officer
                                        of the Company in March 1993. Mr. Owen was
                                        appointed Executive Vice President and Chief
                                        Financial Officer of Essex in March 1994. He was
                                        appointed Vice President--Finance and Chief
                                        Financial Officer of Essex in March 1993 and
                                        Treasurer of Essex in April 1992. Prior to that
                                        time, Mr. Owen was Director, Treasury and
                                        Financial Services of Essex. Mr. Owen joined Essex
                                        in 1976.
Gregory R. Schriefer....       45       Mr. Schriefer was appointed Executive Vice
                                        President of the Company in March 1997. He was
                                        appointed Executive Vice President of Essex in
                                        October 1996. Mr. Schriefer was Vice President and
                                        General Manager of Building Wire Products of Essex
                                        from September 1995 to October 1996 and was Vice
                                        President, Manufacturing of the Wire and Cable
                                        Division from April 1994 to September 1995. Mr.
                                        Schriefer has been employed in various positions
                                        with the Company since 1981.

  Each executive officer of the Company serves at the pleasure of the Board of Directors.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table and footnotes thereto set forth information regarding the beneficial ownership of Common Stock as of January 30, 1998 by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the Company's directors, (c) each named executive officer and (d) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as beneficially owned by them.

                                                              COMMON STOCK
                                                              BENEFICIALLY
                                                                OWNED(A)
                                                          --------------------
                                                            NUMBER    PERCENT
    NAME                                                  OF SHARES  OWNERSHIP
    ----                                                  ---------- ---------
Steven R. Abbott(b)(c)(d)................................    491,000    1.6
W.L. Lyons Brown, Jr.(e).................................      8,602      *
Rodney A. Cohen(f)(g)....................................     71,170      *
Robert J. Faucher(b)(c)(h)...............................    291,488    1.0
Edward O. Gaylord(i).....................................      2,000      *
Stuart S. Janney, III(j).................................          0      *
Robert D. Lindsay(f)(k)..................................    660,483    2.2
Charles W. McGregor(b)(c)(l).............................    163,623      *
David A. Owen(b)(c)(m)...................................    168,414      *
Gregory R. Schriefer(c)(n)...............................     74,046      *
Ward W. Woods(f)(o)......................................  1,089,803    3.7
All directors and executive officers as a group (14
 persons(p))............................................. 14,757,120   48.2
Bessemer Holdings, L.P. (q)(r)(s)........................ 11,547,231   38.9

--------
* Represents holdings of less than one percent.

(a) At January 30, 1998 there were 29,709,812 shares of Common Stock outstanding, excluding 2,453,485.5 shares of Common Stock underlying Options. Percentages have been calculated assuming, in the case of each person or group listed, the exercise of all Options owned (that are exercisable within sixty days following January 30, 1998) by each such person or group, respectively, but not the exercise of any Options owned by any other person or group.
(b) Pursuant to the terms of certain option agreements, the aggregate number of shares issuable upon exercise of certain Options can be reduced. See "Executive Compensation--Stock Option Plan".
(c) The address for each of these beneficial owners is c/o Essex International Inc., 1601 Wall Street, Fort Wayne, IN 46802.
(d) Includes 334,000 shares issuable upon exercise of Options held by Mr. Abbott, 136,500 of which, pursuant to the applicable option agreement, may be reduced to 88,076 shares.
(e)  The address of Mr. Brown is 501 Fourth Avenue, Louisville, KY 40202.
(f) The address for each of these directors is c/o Bessemer Partners & Co., 630 Fifth Avenue, New York, NY 10111.
(g) All these shares are held for the benefit of Mr. Cohen and his family by entities controlled by Mr. Cohen.
(h) Includes 185,000 shares issuable upon exercise of Options held by Mr. Faucher, 72,500 of which, pursuant to the applicable option agreement, may be reduced to 45,598 shares.
(i)  The address for Mr. Gaylord is 5851 San Felipe, Suite 900, Houston, TX
     77057.
(j)  The address for Mr. Janney is c/o BSLLC, 630 Fifth Avenue, New York, NY
     10111.
(k) Includes 545,041 shares held for the benefit of Mr. Lindsay and his family by entities controlled by Mr. Lindsay. On December 18, 1997, Mr. Lindsay gave 30,000 shares of Common Stock to the Robert and Teresa Lindsay Family Foundation.
(l) Includes 125,250 shares issuable upon exercise of Options held by Mr. McGregor, 22,750 of which, pursuant to the applicable option agreement, may be reduced to 14,438 shares.

(m) Includes 126,000 shares issuable upon exercise of Options held by Mr. Owen, 26,000 of which, pursuant to the applicable option agreement, may be reduced to 16,420 shares.
(n) Includes 36,250 shares issuable upon exercise of Options held by Mr. Schriefer.
(o) Includes 874,232 shares held for the benefit of Mr. Woods and his family by entities controlled by Mr. Woods. On December 18, 1997, Mr. Woods gave 45,000 shares of Common Stock to the Woods Foundation.
(p) Consists of the 11,547,231 shares owned or controlled by the BH Group, that, together with the shares described below, may be deemed to be beneficially owned by Messrs. Woods, Lindsay and Cohen (which beneficial ownership is disclaimed by Messrs. Woods, Lindsay and Cohen--see footnote
     (q) below), 455,806 shares owned by the executive officers of the Company, 1,832,058 shares owned by the directors of the Company (other than Mr. Abbott) and 922,025 shares issuable to the executive officers of the Company upon exercise of Options that, pursuant to the applicable option agreements may be reduced to 812,701 shares.
(q) BHLP is a limited partnership the only activity of which is to make private structured investments. The primary limited partner of BHLP is BSC. Each of Messrs. Woods, Lindsay and Cohen, directors of the Company, and Mr. Adam P. Godfrey, is a sole shareholder of a corporation that is a manager and controls a family partnership or corporation that is a member of the limited liability company that is the sole general partner of BHLP. That limited liability company is also the sole general partner of Bessec, a limited partnership that holds 230,328 additional shares. Mr. Janney is a director of BSC and a manager of BSLLC. BSC is a principal limited partner of BHLP and Bessec. BSLLC is a principal limited partner of Bessec. In addition, Messrs. Woods, Lindsay, Cohen and Godfrey are the sole shareholders of the corporations that are the general partners of the partnership affiliated with BHLP to which the Company paid the fees described in "Certain Transactions--Advisory Services." Mr. Woods is the President and Chief Executive Officer of BSLLC and BSC. Each of Messrs. Woods, Lindsay, Cohen and Godfrey disclaims beneficial ownership of the shares of Common Stock owned or controlled by BHLP or Bessec.
(r) The share ownership figure for BHLP includes 230,328 shares owned by Bessec.
(s) The address for BHLP and Bessec is 630 Fifth Avenue, 39th Floor, New York, NY 10111.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is made up of Messrs. Brown, Cohen, Lindsay and Woods. The principal function of the Compensation Committee, on behalf of the Board of Directors, is to review current and proposed employment arrangements with existing and prospective senior management employees. The Stock Option Committee of the Board of Directors reviews the performance and compensation arrangements of the Chief Executive Officer.

  Since the Company only recently became a public company, the Compensation Committee recognizes that a transition period is necessary to establish fully its long-range compensation objectives and complete its assessment of how the deductibility limit of Section 162(m) of the Internal Revenue Code can serve the best interests of the Company and the shareholders. The Compensation Committee is responsible for the general oversight of the Company's executive compensation philosophy. The following is a general framework within which the Compensation Committee expects to operate.

  The general philosophy of the Compensation Committee is to link overall executive compensation with the performance of the Company and the individual executive. The focus is on both annual and long-term incentives. By providing a combination of incentives to the key employees of the Company, upon whose efforts and commitment depend the continued success and growth of the Company, the Committee intends not only to reward those efforts, but provide a means by which those employees can share in the growth of the Company.

  The executive compensation policy is designed to attract and retain highly qualified executive officers, to reinforce strategic performance objectives through the use of incentive compensation programs, and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic business planning and implementation. Total compensation is intended to be competitive with that paid to qualified executives of similar companies.

  The foregoing report is submitted by the members of the Compensation
Committee.

                             W.L. Lyons Brown, Jr.
                             Rodney A. Cohen
                             Robert D. Lindsay
                             Ward W. Woods

STOCK OPTION COMMITTEE REPORT ON COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  The Stock Option Committee is made up of Messrs. Brown, Gaylord and Janney, all of whom are independent outside directors who are neither officers nor employees of the Company, its subsidiaries or of BH Group. The principal functions of the Stock Option Committee are to administer the Company's Stock Option Plan and, on behalf of the Board of Directors, to review the performance of the Chief Executive Officer and set annual salary and bonus amounts for the Chief Executive Officer. During fiscal 1997, the Chief Executive Officer of the Company received $1,344,760.

  In reviewing the compensation paid to Mr. Abbott for fiscal 1997, the Stock Option Committee considered the fact that Mr. Abbott had significant responsibilities as chief executive officer of the Company, Essex and Essex's subsidiaries. The Stock Option Committee believes Mr. Abbott's total compensation from Essex for fiscal 1997 was appropriate and reasonable. This judgment is based on the Committee's conclusion that Mr. Abbott has fully and effectively discharged the responsibilities of his position with the Company to the Company's substantial benefit, particularly with respect to the Company's operating and financial performance and integration of acquisitions. Moreover, the Committee believes that Mr. Abbott's strong leadership, guidance and direction to the Company as President and Chief Executive Officer during fiscal 1997 and through its recent public offerings have contributed to the Company's success during this period. In reviewing the appropriateness of the compensation of Mr. Abbott, the Stock Option Committee considered (i) data regarding compensation of chief executive officers at companies with comparable organization structures, and (ii) the input of other directors regarding the performance of Mr. Abbott.

  Overall, the Stock Option Committee believes that Mr. Abbott is being appropriately compensated in a manner that is consistent with the long-term interests of stockholders.

  The foregoing report is submitted by the members of the Stock Option
Committee.

                             W.L. Lyons Brown, Jr.
                             Edward O. Gaylord
                             Stuart S. Janney, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Cohen, Lindsay and Woods are each members of Compensation Committee and are affiliated with the partnership to which Essex and the Company paid the fees described in "Certain Transactions--Advisory Services." See footnote
(q) of "Security Ownership and Certain Beneficial Owners and Management" for a description of the relationship among such partnership, BH Group and Messrs. Cohen, Lindsay and Woods.

EXECUTIVE COMPENSATION TABLES

  The Company, as a holding company with no business operations of its own, conducts its business through Essex. The executive officers of the Company receive no compensation for their services to the Company. Accordingly, the following tables present certain information concerning compensation paid or accrued for services rendered to the Company and to Essex in all capacities during the three years ended December 31, 1997 for the Chief Executive Officer and the four other most highly compensated executive officers of Essex.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                                           ANNUAL      COMPENSATION
                                        COMPENSATION      AWARDS
                                       --------------- ------------
                                                        NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING   ALL OTHER
                                       SALARY   BONUS  OPTIONS/SARS COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   ($)     ($)       (#)         ($)(A)
---------------------------       ---- ------- ------- ------------ ------------
Steven R. Abbott (b)............. 1997 519,830 780,000    50,000       44,930
  President and Chief             1996 287,993 600,000   125,000       27,531
  Executive Officer               1995 193,757 250,000    37,500       12,999
Charles W. McGregor.............. 1997 212,366 325,000    15,000       17,642
  Executive Vice President        1996 167,001 275,000    40,000       11,356
                                  1995 157,503 210,000    32,500        9,684
David A. Owen.................... 1997 212,116 325,000    15,000       12,008
  Executive Vice President and    1996 167,001 250,000    37,500        9,195
  Chief Financial Officer         1995 157,503 185,000    25,000        8,120
Robert J. Faucher................ 1997 212,116 325,000    15,000       16,522
  Executive Vice President        1996 167,001 250,000    50,000       11,972
                                  1995 157,503 175,000    25,000       11,356
Gregory R. Schriefer............. 1997 190,696 325,000    15,000       16,622
  Executive Vice President        1996 129,510 225,000    57,500       11,062

--------
(a) All Other Compensation in fiscal 1997 consists of Essex contributions to the defined contribution and deferred compensation plans on behalf of the named executive officer and imputed income on excess Essex-paid life insurance premiums. The following table identifies and quantifies these amounts for the named executive officers:

                                      S.R.     C.W.    D.A.    R.J.     G.R.
                                     ABBOTT  MCGREGOR  OWEN   FAUCHER SCHRIEFER
                                     ------- -------- ------- ------- ---------
Company matching under the defined
 contribution and deferred
 compensation plans................. $38,995 $13,895  $ 9,753 $14,368  $15,471
Imputed income on excess life
 insurance premiums.................   5,935   3,747    2,255   2,154    1,151
                                     ------- -------  ------- -------  -------
Total............................... $44,930 $17,642  $12,008 $16,522  $16,622
                                     ======= =======  ======= =======  =======

--------
(b)Mr. Abbott was appointed Chief Executive Officer of the Company and of Essex in February 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                       VALUE AT
                         -------------------------------------------------    ASSUMED ANNUAL
                          NUMBER OF                                              RATES OF
                          SECURITIES     % OF TOTAL    EXERCISE                 STOCK PRICE
                          UNDERLYING    OPTIONS/SARS      OR                 APPRECIATION FOR
                         OPTIONS/SARS    GRANTED TO      BASE                 OPTION TERM(B)
                           GRANTED      EMPLOYEES IN    PRICE   EXPIRATION ---------------------
NAME                        (#)(A)    FISCAL YEAR 1997  ($/SH)     DATE      5%($)      10%($)
----                     ------------ ---------------- -------- ---------- ---------- ----------
Steven R. Abbott........    50,000          16.0        32.21    1/20/08    1,013,000  2,566,500
Charles W. McGregor.....    15,000           4.8        32.21    1/20/08      303,900    769,950
David A. Owen...........    15,000           4.8        32.21    1/20/08      303,900    769,950
Robert J. Faucher.......    15,000           4.8        32.21    1/20/08      303,900    769,950
Gregory R. Schriefer....    15,000           4.8        32.21    1/20/08      303,900    769,950

--------
(a)The Options were granted on January 20, 1998 with one-third of the grant becoming exercisable each year on January 20 for three years.
(b)The potential realizable value assumes a per-share market price at the time of the grant to be approximately $32.21 with an assumed rate of appreciation of 5% and 10%, respectively, compounded annually for 10 years. These values are provided pursuant to the rules and regulations of the Securities and Exchange Commission. No assurance can be given as to the appreciation, if any, of the Common Stock.

  The following table details the December 31, 1997, year-end estimated value of each named executive officer's unexercised Options. All unexercised Options are to purchase the number of shares of Common Stock indicated, although the Board of Directors may require that, in lieu of the exercise of any Roll-over Options (as defined under "--Stock Option Plan"), such Options be surrendered without payment of the exercise price, in which case the number of shares issuable upon exercise of such Roll-over Options shall be reduced by the quotient of (A) the aggregate exercise price otherwise payable upon such exercise and (B) the amount paid for each share of the Company's Common Stock in the Acquisition, in each case as adjusted for any stock splits or other similar corporate transactions. See "--Stock Option Plan".

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
                                    VALUES

                                                   NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS/SARS AT       OPTIONS/SARS AT
                           SHARES                      YEAR-END (#)          YEAR-END ($)
                         ACQUIRED ON    VALUE        EXERCISABLE (E)/      EXERCISABLE (E)/
NAME                     EXERCISE(#) REALIZED ($)  UNEXERCISABLE (U)(A)  UNEXERCISABLE (U)(B)
----                     ----------- ------------ ---------------------- --------------------
Steven R. Abbott........      --           --           334,000(E)           7,995,050(E)
                                                         37,500(U)             901,125(U)
Charles W. McGregor.....      --           --           125,250(E)           2,921,188(E)
                                                         32,500(U)             780,975(U)
David A. Owen...........      --           --           126,000(E)           2,961,250(E)
                                                         25,000(U)             600,750(U)
Robert J. Faucher.......      --           --           185,000(E)           4,492,500(E)
                                                         25,000(U)             600,750(U)
Gregory R. Schriefer....    6,428      $64,280           36,250(E)             731,988(E)
                                                         31,250(U)             643,938(U)

--------
(a) The Options granted in 1997 became exercisable on January 30, 1998. The Options granted in 1996 become exercisable three years from the date of grant. All other Options granted prior to those issued in 1996 are currently exercisable.
(b) The estimated value of in-the-money stock options held at the end of 1997 is based on the closing price of $29.75 of the Common Stock on December 31, 1997.

PENSION PLANS

  Essex provides benefits under a defined benefit pension plan (the "Pension Plan") and a supplemental executive retirement plan (the "SERP"). The following table illustrates the estimated annual normal retirement benefits at age 65 that will be payable under the Pension Plan and SERP.

                              PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
REMUNERATION                           15       20       25       30       35
------------                        -------- -------- -------- -------- --------
125,000............................ $ 28,125 $ 37,500 $ 46,875 $ 56,250 $ 65,625
150,000............................   33,750   45,000   56,250   67,500   78,750
175,000............................   39,375   52,500   65,625   78,750   91,875
200,000............................   45,000   60,000   75,000   90,000  105,000
225,000............................   50,625   67,500   84,375  101,250  118,125
250,000............................   56,250   75,000   93,750  112,500  131,250
300,000............................   87,500   90,000  112,500  135,000  157,500
400,000............................   90,000  120,000  150,000  180,000  210,000
450,000............................  101,250  135,000  168,750  202,500  236,250
500,000............................  112,500  150,000  187,500  225,000  262,500

  The remuneration utilized in calculating the benefits payable under the Pension Plan and the SERP is the compensation reported in the Summary Compensation Table under the captions Salary and Bonus. The formula utilizes the remuneration for the five consecutive plan years within the ten completed calendar years preceding the participant's retirement date that produces the highest final average earnings.

  As of December 31, 1997, the years of credited service under the Pension Plan for each of the executive officers named in the Summary Compensation Table were as follows: Mr. Abbott, twenty-eight years and seven months; Mr. Owen, twenty-one years and nine months; Mr. McGregor, twenty-seven years and eleven months; Mr. Faucher, twenty-five years and six months; and Mr. Schriefer, sixteen years and three months.

  The benefits listed in the Pension Plan Table are based on the formula in the Pension Plan using a straight- life annuity and are subject to an offset of 50% of the participant's annual unreduced Primary Insurance Amount under Social Security. In addition, benefits for credited service for years prior to 1974 are calculated using the formula in effect at that time and would reflect a lesser benefit than outlined in the Pension Plan Table for those years. Benefits under the Pension Plan are also offset by benefits to which the participant is entitled under any defined benefit plan of United Technologies Corporation (a predecessor corporation of Essex) (other than accrued benefits transferred to the Pension Plan).

STOCK OPTION PLAN

  Grants of Options have been made to management and employees of the Company (including executive officers) pursuant to, and are subject to the provisions of, the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"), and individual stock option agreements. Options granted pursuant to the Stock Option Plan prior to January 1, 1997 are exercisable: (i) in full, upon the third anniversary of the grant of the Options; (ii) in full, upon the death, retirement or disability of the optionee; (iii) in part, upon the occurrence of a Company Sale (as defined below), in which case the Option becomes exercisable in a portion equal to the percentage of the Company's then outstanding voting stock transferred pursuant to the transactions constituting the Company Sale; and (iv) in part, upon the sale by the BH Group or its affiliates of 25% or more of the then outstanding Common Stock, in which case the Option becomes exercisable in a portion equal to the percentage of the then outstanding Common Stock sold by the BH Group or its affiliates pursuant to the sale. Options granted on January 30, 1997 pursuant to the Stock Option Plan are exercisable: (i) in full, upon the first anniversary of the grant of the Options and (ii) in full or in part, as described in clauses (ii), (iii) and (iv) of the prior sentence. Options granted after January 30, 1997 pursuant to the Stock Option Plan will be exercisable: (i) in full, upon the third anniversary of the grant of the Options, provided that during the second year the Option is outstanding it may be exercised as to not more than one-third ( 1/3) of the total number of shares covered by the Option and during the third year the Option is outstanding it may be exercised as to, cumulatively, not more than two-thirds ( 2/3) of the total number of shares covered by the Option, (ii) in full, upon the death, retirement or disability of the optionee and (iii) in full upon the occurrence of a Change-in-Control (as defined below).

  Options granted pursuant to the Stock Option Plan are generally not transferable. For the purposes of the Stock Option Plan, a "Company Sale" is deemed to have occurred if any person (other than the BH Group and its affiliates) becomes the beneficial owner of 50% or more of the combined voting power of the Company's securities or acquires substantially all the assets of the Company or Essex. For the purposes of the Stock Option Plan, "Change-in-Control" has the same meaning as under the Termination Benefits Agreements (as defined under "--Termination Benefits Agreements").

  The Board of Directors may require that certain Options granted pursuant to the Stock Option Plan in connection with the Acquisition (the "Roll-over Options") be surrendered and canceled without payment of the exercise price. In this event, the optionee is entitled to receive a number of shares of Common Stock equal to the number specified in the grant, reduced by the quotient of (A) the aggregate exercise price otherwise payable upon such exercise divided by (B) the amount paid for each share of the Common Stock in the Acquisition, in each case as adjusted for any stock splits or other similar corporate transactions.

TERMINATION BENEFITS AGREEMENTS

  The Company has entered into agreements dated as of April 11, 1997 (each a "Termination Benefits Agreement"), with each of Messrs. Abbott, Faucher, Lucenta, McGregor, Norton, Owen and Schriefer and with Ms. Minott (each an "Executive") providing for certain benefits (the "Termination Benefits") if the Executive's employment is terminated by the Company or by the Company's successor following a Change-in-Control (as defined therein) other than termination (a) by reason of the Executive's death, (b) by reason of the Executive's "disability" (as defined therein), (c) as a result of reaching the retirement age of 65 or (d) for "cause" (as defined therein).

  The Company is also obligated to pay Termination Benefits if, following a Change-in-Control during the term of the agreement, the Executive terminates his or her employment for "good reason." Good reason includes: (i) the assignment of duties that are materially inconsistent with the Executive's duties prior to the Change-in-Control; (ii) a reduction in the Executive's annual salary from that in effect immediately prior to the Change-in-Control;
(iii) failure to maintain incentive compensation programs for such Executive;
(iv) failure to maintain benefit programs for such Executive; (v) the relocation of the Executive's place of employment to a place other than the metropolitan area of the Company office where the Executive was located immediately prior to the Change-in-Control, except for required travel on the Company's business in accordance with past practice; (vi) the failure by the Company to obtain an agreement from any successor to assume and agree to perform the Company's obligations under the applicable Termination Benefits Agreement; (vii) failure to reappoint the Executive to the corporate offices held immediately prior to the Change-in-Control; (viii) a request by the Company, or the person obtaining control of the Company in a Change-in-Control, for the resignation of the Executive; (ix) if terminated, failure to terminate the Executive's employment in accordance with the applicable Termination Benefits Agreement; (x) breach by the Company of any provision of the applicable Termination Benefits Agreement.

  The Termination Benefits consist of a payment from the Company to the Executive of a multiple of the Executive's annual base salary and incentive compensation bonus paid within the 12 months preceding the Change-in-Control. The multiples are as follows: Mr. Abbott three times; and for the remaining named Executives, two times. Each Termination Benefits Agreement runs for a two-year term that automatically extends for one additional year prior to the start of the second year of the term until notice that the term will not be extended is provided to the other party prior to the start of the second year. Notwithstanding the prior sentence, the term of each Termination Benefits Agreement will run for two years from the time of any Change- in-Control during the term of the Agreement.

  The Termination Benefits Agreements provide that the applicable Executive will keep confidential all confidential information of the Company and will not, during the two years following the Executive's termination, solicit any employee of the Company to leave the Company's employment.

  For the purposes of the Termination Benefits Agreements, "Change-in-Control" means the occurrence of any of the following during the term of the agreement;
(a) any person other than the BH Group and its affiliates acquires 35% or more of the voting power or common stock of the Company (other than by an acquisition from or by the Company or any employee benefit plan sponsored by the Company or any Permitted Reorganization (as defined below)) and owns a greater percentage of the voting power or Common Stock of the Company than does the BH Group and its affiliates; (b) a change in the Company's Board of Directors occurs with the result that the members of the Board on April 11, 1997 (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors) whose election or nomination for election was supported by a majority of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof; (c) the stockholders of the Company approve a reorganization, merger or consolidation of the Company, unless following such transaction, (i) more than 50% of the voting power and common stock of the surviving entity is beneficially owned by the prior stockholders of the Company, in substantially the same proportions as before the transaction, (ii) at least a majority of the Board of Directors of the surviving entity were members of the Incumbent Board prior to such transaction and (iii) no person other than the BH Group and its affiliates acquires 35% or more of the voting power or Common Stock of the Company and a greater percentage of the voting power or Common Stock of the Company than has the BH Group and its affiliates (a transaction complying with the requirements of this clause (c) is referred to herein as a "Permitted Reorganization"); or (d) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company other than in a Permitted Reorganization.

                             DIRECTOR COMPENSATION

  Nonemployee directors are paid an annual stipend of $25,000 per director per year plus $1,000 for attendance at each meeting of the Board of Directors or any committee thereof, plus reimbursement of reasonable out-of-pocket expenses ("Expenses") incidental to attendance at such meetings. Nonemployee directors can elect to receive up to all of their yearly director's compensation (excluding reimbursement of Expenses) in the form of Options. See "-- Directors' Stock Option Plan."

DIRECTORS' STOCK OPTION PLAN

  On July 22, 1997, the Board of Directors approved, subject to stockholder approval, the 1997 Stock Option Plan for Nonemployee Directors (the "Directors' Stock Option Plan"), and the issuance of up to 100,000 shares of Common Stock pursuant to grants thereunder.

  The purpose of the Directors' Stock Option Plan is to encourage ownership of Company Common Stock by Company directors who are not employees of the Company.

  A summary of the material terms of the Directors' Stock Option Plan is provided below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by, the Directors' Stock Option Plan attached as Appendix A.

GENERAL

  The Directors' Stock Option Plan is administered by the Compensation Committee of the Board. Participation is limited to Board members who are not employees of the Company or any of its subsidiaries. The maximum number of shares of Common Stock that may be issued pursuant to Options granted under the Directors' Stock Option Plan is 100,000, subject to adjustment for any stock splits or other similar corporate transactions. If Options granted pursuant to the Directors' Stock Option Plan expire or are terminated without having been exercised in full, shares underlying such Options will be available for future grants under the Directors' Stock Option Plan. Options shall be granted to each participating director on December 31 of each year.

OPTION SHARES

  The number of shares of Common Stock subject to an individual Option granted under the Directors' Stock Option Plan is equal to the Elected Portion of Directors Compensation (as defined below) divided by the Fair Market Value Spread (as defined below), rounded to the nearest share. "Elected Portion of Directors' Compensation" means the portion up to one hundred percent of yearly directors' compensation (annual retainer and meeting fees, in each case exclusive of reimbursement of expenses) elected to be received by such director in the form of Options. "Fair Market Value Spread" means (i) the average of the high and low price for a share of Common Stock on February 14, May 15, August 15 and November 15 for each applicable year (or for 1997, on October 31, as reported on the NYSE Composite Transaction Tape, or if no trading occurs on any such date, on the immediately preceding date when trading is reported), minus (ii) the exercise price.

TERMS OF OPTIONS

  The Options granted under the Directors' Stock Option Plan are governed by individual stock option agreements and the terms set forth in the Directors' Stock Option Plan. Options are exercisable for 10 years from their grant date; provided, however, that no Option may be exercised after expiration of three years from the date upon which the director terminates his/her position as a director. Options are generally not transferable and are not entitled to special tax treatment under Section 422 of the Internal Revenue Code.

CHANGE IN CONTROL

  Upon a Change in Control (as defined in "Executive Compensation--Termination Benefits Agreements"), the Elected Portion of Directors' Compensation earned for the year in which such event occurs, which would otherwise have been paid in the form of Options, shall be promptly paid to each director in cash.

  As of the date of this Proxy Statement, Options to purchase 5,133 shares of Common Stock had been granted pursuant to the Directors' Stock Option Plan, subject to stockholder approval of the Directors' Stock Option Plan.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's ("S&P") 500 Stock Index and (ii) the S&P Electrical Equipment Index from April 18, 1997, the date the Company's Common Stock began to trade on the NYSE, through December 31, 1997, the last trading date of fiscal 1997. The cumulative total stockholder return is based on $100 invested in Common Stock of the Company and the respective indices on April 18, 1997 (including reinvestment of dividends).

                                    [GRAPH]
                           TOTAL STOCKHOLDER RETURNS


[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]
                                                                S&P ELECTRICAL
DOLLARS          ESSEX INTERNATIONAL INC.      S&P 500          EQUIPMENT INDEX

04/18/1997                100                    100                  100

Dec-97                  175.00                 128.93               136.82

                    COMPARISON OF MONTHLY CUMULATIVE TOTAL
     RETURN OF ESSEX INTERNATIONAL INC., THE S&P 500 STOCK INDEX AND THE
                        S&P ELECTRICAL EQUIPMENT INDEX

  The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. None of (i) the Compensation Committee Report on Executive Compensation, (ii) the Stock Option Committee Report on Compensation of the Chief Executive Officer or (iii) the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                             CERTAIN TRANSACTIONS

ADVISORY SERVICES

  The Company incurred advisory fees of approximately $1.0 million for each year during the three-year period ending December 31, 1997, payable to an advisory partnership that is an affiliate of the BH Group. Pursuant to an advisory services agreement among the Company, Essex and the advisory partnership, Essex agreed to pay such affiliate an annual advisory fee of $1.0 million. The agreement is terminable by any party on 30 days prior notice to the other parties. See footnote (q) of "Security Ownership of Certain Beneficial Owners and Management" for a description of the relationship of Messrs. Cohen, Lindsay and Woods, directors of the Company, to BH Group.

               COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the SEC and the NYSE, initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such persons are required by regulations of the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under
Section 16(a) of the Exchange Act is in compliance with all applicable filing requirements, except that the Form 3, Initial Statements of Beneficial Ownership, for the executive officers, directors, and ten percent shareholders, filed at the time of the IPO, were on average filed nine days after the effective date of the Registration Statement. Also, the Form 3's for directors W.L.L. Brown and E.O. Gaylord, who joined the Board on May 22, 1997, were inadvertently not filed. Proper disclosure was made of that fact on the Form 5's filed for Mr. Brown and Mr. Gaylord in February 1998. All acquisitions and dispositions of Common Stock of the Company and derivative securities were properly reported.

             PROPOSAL II: APPROVAL OF THE 1997 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

  On July 22, 1997, the Board of Directors approved, subject to stockholder approval, the Directors' Stock Option Plan, and the issuance of 100,000 shares of Common Stock pursuant to grants thereunder. The affirmative vote of the holders of a majority in voting power of the shares of the Common Stock present, or represented by proxy, and entitled to vote at the annual meeting is required to approve the Directors' Stock Option Plan.

  A summary of the material terms of the Directors' Stock Option Plan is provided under "Directors' Compensation--Directors' Stock Option Plan." The summary does not purport to be complete and is subject to, and is qualified in its entirety by, the Directors' Stock Option Plan attached as Appendix A.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS' STOCK OPTION PLAN.

                                 AUDIT MATTERS

  Ernst & Young LLP has been retained to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and to report the results of their examination.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Company's Board of Directors does not know of any other matters that may be brought before the annual meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 ANNUAL REPORT

  The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 1997 Annual Report of the Company. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 has been filed with the SEC. A copy of the Company's 10-K and additional copies of the Annual Report may be obtained without charge upon written request to the Company, Essex International Inc., 1601 Wall Street, Fort Wayne, IN 46802, Attn: Corporate Secretary.

                                 MISCELLANEOUS

  It is important that proxies be returned promptly. All stockholders are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

  It is contemplated that the 1999 annual meeting of stockholders of the Company will take place during the first week of May, 1999. Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders of the Company must be received by the Company not less than 120 days in advance of the date this Proxy Statement is released to stockholders in order to be considered for inclusion in the Company's proxy statement relating to such meeting. In addition, the Company's By-laws require that, among other things, stockholders give written notice of any proposal or the nomination of a director to the Secretary of the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting of stockholders. Stockholder proposals or the nominations for director that do not meet the notice requirements of the Company's By-laws will not be acted upon at the 1999 annual meeting.

                                          By Order of the Board of Directors,
                                          Debra F. Minott
                                          SECRETARY

Fort Wayne, IN
March 26, 1998

                           ESSEX INTERNATIONAL INC.

               1997 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

  1. Purpose. The purpose of the Essex International Inc. 1997 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage ownership of shares of common stock of Essex International Inc. (the "Company"), par value $0.01 per share ("Common Stock"), by members of the Board of Directors of the Company (the "Board") who are not employees of the Company.

  2. Administration. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for the administration of the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

  3. Participation in the Plan. A member of the Board (a "Director") who is not an employee of the Company or any of its subsidiaries is eligible to participate in the Plan.

  4. Number of Shares. The maximum number of shares of Common Stock (the "Shares") which may be issued pursuant to options granted under the Plan (the "Options") shall be one hundred thousand (100,000), subject to adjustment as provided in Paragraph 21.

  5. Nonexercised Shares. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of such Option shall again become available for issuance under Options granted pursuant to the Plan.

  6. Share Issuance. Upon the exercise of an Option, the Company may issue authorized but unissued Shares, treasury stock or reissue Shares previously purchased by or on behalf of the Company.

  7. Option Grant Dates. Options shall be granted to each participating Director on December 31 of each year (or, if December 31 is not a business day, on the immediately preceding business day) (the "Grant Date").

  8. Option Price. Except as otherwise determined by the Committee, the purchase price per Share for the Shares covered by each Option shall be $10.00 (the "Option Price").

  9. Number of Option Shares. The number of Shares subject to an Option ("Option Shares") granted to a participating Director on the Grant Date in each year will be the aggregate number of Shares equal to the nearest whole number determined by the following formula in accordance with the definitions set forth below:

      Elected Portion of Annual Retainer
      Number and Meeting Fees For Such Year                    Number
---------------------------------------------         =          of
Fair Market Value For Such Year minus the Option Price      Option Shares

Definitions. For purposes of determining the number of Option Shares granted under this paragraph, the following definitions will apply:

  "Annual Retainer". The dollar amount of compensation payable to a participating Director each year which is identified by the Company as an annual retainer.

  "Meeting Fees". The amount of compensation, in excess of the Annual Retainer, payable to a participating Director for his/her service as a Director, including but not limited to fees earned for Board and committee meeting participation, but excluding reimbursement for actual expenses.

  "Elected Portion of Annual Retainer and Meeting Fees". A dollar amount determined each year for each Director equal to the dollar amount of both the percentage of the Annual Retainer, if any, and the percentage of Meeting Fees, if any, which a participating Director has elected, in writing, to have be paid in the form of Options granted under the Plan. Elections may only be revoked with the consent of the Committee. Except as provided in the following sentence, This written election must be received by the Secretary of the Company on or before December 31 of each year and shall specify a percentage, up to 100%, of the Director's Annual Retainer and a percentage, up to 100%, of the Director's Meeting Fees for the following year, to be paid on the Grant Date in such following year in the form of Options. For 1997, the election must be received by the Secretary of the Company on or before August 31, 1997, and shall apply to a percentage, up to 33.33%, of the Director's Annual Retainer for 1997 and a percentage, up to 100%, of the Director's Meeting Fees earned after September 1, 1997. A Director initially elected or appointed to office as a Director after adoption of the Plan may make a written election under this paragraph within 30 days following his/her initial election or appointment to office, which election shall be effective for Annual Retainer and Meeting Fee amounts earned during the calendar year of his/her initial election or appointment to office.

  "Fair Market Value". The average of the high and low price for a share of Common Stock at the middle of each quarter during the applicable year (February 14, May 15, August 15 and November 15, or for 1997, on October 31 as reported on the New York Stock Exchange Composite Transaction Tape, or if no report of trading occurs on any one or more of those dates, on the immediately preceding date.

  10. Director Termination. If a Director participating in the Plan retires, resigns, dies, or otherwise terminates his/her service as a Director, he/she shall only be granted on December 31 of the year in which the termination occurs, an Option for Shares based on the Elected Portion of Annual Retainer and Meeting Fees that would have been paid to the Director during the portion of the year in which he or she was a participant in the Plan.

  11. Written Option Agreement. Each grant of an Option shall be evidenced by a written agreement (the "Stock Option Agreement"), which shall comply with and be subject to the terms and conditions contained in the Plan.

  12. Nonstatutory Stock Options. Options granted under the Plan shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

  13. Period of Option. Except as provided in this Paragraph 13 or in any related Stock Option Agreement, Options shall be exercisable for a period of 10 years from their Grant Date. No Option shall be exercisable after expiration of three years from the date upon which the Option holder terminates his/her position as a Director.

  14. Exercise of Options. Options may be exercised only by written notice to the Secretary of the Company and payment of the exercise price in (i) cash or
(ii) delivery of an irrevocable written notice instructing the Company to deliver the Shares being purchased to a broker, subject to the broker's written guarantee to deliver cash to the Company, in each case equal to the full consideration of the Option Price for the Options which are being exercised. Options may be exercised in whole or in part.

  15. Options Nontransferable. Each Option granted under the Plan shall not be transferable by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Option granted under this Plan, or any interest therein, may be otherwise transferred, assigned, pledged, or hypothecated by the Director to which the Option was granted during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

  16. Exercise by Beneficiary Following Death of Director. A Director, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his/her legal representative, who, by reason of the Director's death, shall acquire the right to exercise all or a portion of an Option granted under the Plan. Any exercise by a beneficiary shall be subject to the provisions of the Plan.

  17. Effect of a Change in Control.

    (i) Definition of Change in Control. As used in this Plan, "Change in Control" of the Company means any of the following that occurs during the term of this Plan:

      (A) the acquisition by any individual, entity or group (a "Person") (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Bessemer Holdings, L.P. ("BHLP"), or any affiliate of BHLP (collectively, the "BH Group") of (X) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act as in effect from time to time) of thirty-five percent (35%) or more of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors and (Y) beneficial ownership of a greater percentage than the BH Group of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute an acquisition of control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subparagraph (i)(C) of this Paragraph 17 are satisfied;

      (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

      (C) approval by the stockholders of, and the consummation by, the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty-five percent (35%) or more of the outstanding Company common stock or outstanding voting securities of the Company, as the case may
    be) beneficially owns, directly or indirectly, (X) thirty-five percent (35%) or more of, either the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (Y) a greater percentage than the BH Group of either the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

      (D) approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (a) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as the case may be, (b) no Person (excluding the Company and any employee benefit plan or related trust of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-five percent (35%) or more of the outstanding Company common stock or outstanding Company voting securities, as the case may be) beneficially owns, directly or indirectly, (X) thirty-five percent (35%) or more of, either the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (Y) beneficial ownership of a greater percentage than the BH Group of either the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

    (ii) Consequence of Change in Control. Upon a Change in Control, any amounts of the Elected Portion of Annual Retainer and Meeting Fees earned for the year in which such event occurs, which would otherwise have been paid in the form of Options granted under this Plan, shall be promptly paid to each participating Director in cash.

  18. Effective Date of the Plan. The Plan shall be effective for elections as of August 31, 1997, subject to approval of the Plan by the stockholders of the Company.

  19. Duration of the Plan. The Plan shall remain in effect until all Shares subject to Options have been purchased or all unexercised Options have expired.

  20. Amendment of the Plan. The Committee may suspend or discontinue the Plan or revise or amend it in any respect, provided, however, that without approval of a majority of the Company's stockholders, no revision or amendment shall
(i) change the number of Shares subject to the Plan (except as provided in Paragraph 21), (ii) change the designation of the class of Directors eligible to participate in the Plan, (iii) change the formulas to determine the amount, price, or timing for the grants, or (iv) materially increase the benefits accruing to participants under the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of Directors holding Options granted under the Plan without the consent of the affected Director.

  21. Change in Capital Structure; Conversion of Shares. (i) If the number of issued Shares is increased or reduced by a change in par value, combination, split-up, recapitalization, redemption, reclassification, distribution of a dividend payable in stock, or the like, the number of Shares for which Options may be granted specified in Paragraph 4, the Option Price specified in Paragraph 8 and, if appropriate, any amounts referred to herein, shall be appropriately adjusted. The number of Shares subject to outstanding Options and the Option Prices therefore shall likewise be appropriately adjusted whenever the number of issued Shares is increased or reduced by any of the foregoing events or actions after the date or dates on which such Shares were optioned.

    (ii) In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution (other than as covered by Paragraph 21(i)), dissolution or liquidation of the Company, or any other event similarly affecting the Company, the Board or the Committee shall have the right, but not the obligation, notwithstanding the Stock Option Agreements or anything else to the contrary in this Plan, to provide that outstanding Options granted under this Plan shall (A) be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in respect of each Share, with appropriate deductions of Option Prices or equivalents thereof, or (B) be adjusted to represent options to receive cash, securities, property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in respect of each Share, at such exercise prices as the Board or the Committee in its discretion may determine is appropriate.

  22. Limitation of Rights. Neither the Plan, nor the granting of an Option under the Plan, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time or at any particular rate of compensation. Further, a participant shall have no rights as a stockholder with respect to the Shares covered by his/her Options until the date of the issuance to him/her of a stock certificate therefor.

  23. Assignments. The rights and benefits under the Plan may not be assigned except as provided in Paragraphs 15 and 16.

  24. Notice. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

  25. Stockholder Approval and Registration Statement. The Plan shall be submitted to the Board and the Company's stockholders for approval. Directors may elect to participate in the Plan prior to stockholder approval and prior to the filing (and the effectiveness of) a registration statement with the Securities and Exchange Commission covering the Shares to be issued upon the exercise of Options. Any Options granted under the Plan prior to the effectiveness of the registration statement shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares and approval by the stockholders of the Company.

  26. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York.

                            ESSEX INTERNATIONAL INC.
                                1601 Wall Street
                              Fort Wayne, IN 46802


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Steven R. Abbott, Robert D. Lindsay and Debra F. Minott as proxies, each with the power to appoint his or her substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated below, all shares of common stock of Essex International Inc. held of record by the undersigned on March 13, 1998 at the annual meeting of stockholders to be held on April 29, 1998 and any adjournments or postponements thereof.

[X]  Please mark votes as in this example.

1.   Election of two directors.

     Nominees: Rodney A. Cohen and Stuart S. Janney, III.

     STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

     [_]    GRANT authority to vote for the two nominees.

     [_]    WITHHOLD authority to vote for the two nominees.

2.   Approval of the Company's 1997 Stock Option Plan for Nonemployee Directors.

            [_]    FOR                       [_]    AGAINST
            [_]    ABSTAIN

3. Authority to vote in their discretion on such other business as may properly come before the meeting.

            [_]    FOR                       [_]    AGAINST
            [_]    ABSTAIN



                                    [FRONT]

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals listed above.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE



                                        Dated                  , 1998


[name and address of stockholder]
                                                     (Signature)


[number of shares]
                                          (Second Signature, if applicable)


                                                (Title, if applicable)

                                        Please sign exactly as name appears
                                        hereon.  If shares are held by joint
                                        tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  If a
                                        corporation, please sign in full
                                        corporate name by an authorized
                                        officer.  If a partnership, please
                                        sign in partnership name by
                                        authorized person.


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